UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 9, 2018
Date of Report (Date of earliest event reported)

DHI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1040 Avenue of the Americas, 8th Floor
New York, New York 10018
(Address of principal executive offices) (Zip Code)
(212) 725-6550
 (Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On April 10, 2018, DHI Group, Inc. (the “Company”) announced that Art Zeile joined the Company as President and Chief Executive Officer, effective on April 10, 2018 (the “Employment Commencement Date”). In addition, Mr. Zeile was appointed to the Board of Directors (the “Board”) to serve as a Class II director effective on the Employment Commencement Date, with a term expiring at the 2018 annual meeting of stockholders of the Company. Michael P. Durney resigned from the Board on April 9, 2018 and, effective on the Employment Commencement Date, Mr. Durney ceased to be the President and Chief Executive Officer of the Company.

Mr. Zeile, age 54, co-founded HOSTING, a cloud computing services company, and served as its Chief Executive Officer from 2008 until 2016. At HOSTING, Mr. Zeile formulated a strategy for a rollup of cloud services companies in the U.S. and focused on managing security and compliance for mission critical web applications. Prior to HOSTING, Mr. Zeile served as CEO of QTC Management Inc. (“QTC”), a healthcare technology company, from 2006 to 2007. Prior to joining QTC, Mr. Zeile co-founded Inflow Inc., a public data center company, and served as its CEO from 1997 until 2005. Mr. Zeile also previously served in the United States Air Force from 1988 until 1993. Mr. Zeile has served on the board of directors of National Bank Holding Corporation, a NYSE listed company, since 2016 and also serves on the board of directors of Choozle and the advisory board of the University of Delaware Cyber-Security Initiative. Mr. Zeile previously served on the board of directors of Systems Maintenance Services from 2008 until 2016. Mr Zeile earned a bachelor’s degree in Astronautical Engineering from the U.S. Air Force Academy and a master’s degree in public policy from Harvard University.

Employment Agreement with Art Zeile

In connection with the employment of Mr. Zeile as President and Chief Executive Officer of the Company, the Company, Dice Inc., a subsidiary of the Company, and Mr. Zeile have entered into an employment agreement, dated as of April 9, 2018 (the “Employment Agreement”). Mr. Zeile’s annual base salary will be $550,000, prorated for calendar year 2018. Mr. Zeile’s annual target cash bonus will be 100% of his base salary.

In connection with Mr. Zeile’s appointment and pursuant to the Company’s 2012 Omnibus Equity Award Plan (the “Plan”), Mr. Zeile is eligible to receive 1,750,000 time-based restricted shares of the Company’s common stock, which will vest as to 25% on the first anniversary of the Employment Commencement Date and 6.25% on the first day of each calendar quarter thereafter, and 750,000 performance-based restricted stock units, which shall be made in accordance with a performance-based restricted stock unit program created by the Company in consultation with Mr. Zeile by December 31, 2018.  The foregoing restricted stock and performance-based restricted stock unit grants will not be made under the Plan but will each be granted outside the Plan as an “inducement award” in accordance with New York Stock Exchange Rule 303A.08, as further discussed in the press release described below.   Notwithstanding the foregoing, each grant will be granted subject to and in accordance with the terms and conditions of the Plan as if they were granted under the Plan, to the extent applicable.

The Employment Agreement contains a covenant not to engage in any business that competes with the Company during the term of his employment and for a period of twelve months thereafter, and a covenant not to solicit employees during the term of his employment and for a period of twelve months thereafter.

If Mr. Zeile’s employment with the Company is terminated by the Company without Cause or by him for Good Reason (each as defined in the Employment Agreement) other than during the period commencing immediately prior to a Change of Control  (as defined in the Employment Agreement) and ending 12 months after the consummation of such Change of Control, upon his execution of a release, Mr. Zeile would be entitled to receive (i) a lump-sum severance payment equal to 100% of his then-current annual base salary, (ii) his accrued but unpaid annual bonus,

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paid at the time that executives are generally paid their annual bonuses and (iii) accelerated vesting with respect to 100% his outstanding equity-based awards (if any). If Mr. Zeile’s employment is terminated by the Company without Cause or by him for Good Reason, in either case, during the period commencing immediately prior to a Change of Control and ending 12 months after the consummation of such Change of Control, upon his execution of a release, Mr. Zeile would be entitled to receive (i) a lump-sum severance payment equal to (a) 100% of his then-current annual base salary and (b) then-current bonus target; (ii) any accrued but unpaid annual bonus, paid at the time that executives are generally paid their annual bonuses and (iii) accelerated vesting with respect to 100% of his outstanding equity-based awards (if any). Upon any termination by the Company without Cause or by Mr. Zeile for Good Reason, subject to his execution of a release, Mr. Zeile would be entitled to reimbursement for the cost of COBRA coverage, in excess of the cost of such benefits that active employees are required to pay, for a period of 12 months following termination.

Item 7.01	Regulation FD Disclosure.

On April 10, 2018, the Company issued a press release relating to Mr. Zeile’s appointment as President and Chief Executive Officer. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 10, 2018.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date: April 10, 2018	By:	/s/ Brian P. Campbell
		Name:	Brian P. Campbell
		Title:	Vice President, Business and Legal Affairs and General Counsel